Exhibit 10(ix)

CAPITAL MAINTENANCE AGREEMENT

This Capital Maintenance Agreement (this “Agreement”) is made effective as of the 6th day of February, 2020 (the “Effective Date”), by and between 777 Partners LLC, a Florida-based investment manager (“777”), for the benefit of Merit Life Insurance Co., a Texas life insurance company and affiliate of 777 (“Company”).

WHEREAS, Company is an affiliate of 777;

WHEREAS, 777 wishes to maintain Company’s “total adjusted capital” in an amount at least equal to 350% of Company’s “company-action-level risk-based capital” (as those terms are defined in the insurance laws of the State of Texas as of the Effective Date); and

WHEREAS, 777 and Company desire to enter into this Agreement to provide support to Company in order to allow it to meet its obligations.

NOW THEREFORE, in consideration of the agreements and covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.      Capital and Surplus. 777 agrees that it shall cause, at all times during the term of this Agreement, Company to have and maintain “total adjusted capital” in an amount at least equal to 350% of Company’s “company-action-level risk-based capital”, as those terms are defined in the insurance laws of the State of Texas as of the Effective Date. 777 agrees that its undertaking provided herein shall be an absolute, unconditional and continuing obligation during the term of this Agreement.

2.       No Guarantee of Indebtedness. This Agreement is not, and shall not be construed as or deemed to constitute, evidence of indebtedness or a direct or indirect guaranty by 777 to any person of the payment of any indebtedness, or of any liability or obligation of any kind or character whatsoever, of Company.

3.       Term. This Agreement shall take effect as of the Effective Date. This Agreement may be terminated at any time by written agreement of 777 and Company and upon such termination shall be of no further force or effect; provided, however, except to the extent replaced in accordance with this Section 3 or assigned in accordance with Section 7, this Agreement may not be assigned or terminated without the prior written approval of the Texas Department of Insurance (the “TDI”). Notwithstanding anything herein to the contrary, this Agreement may be terminated in full and 777 shall be released from all obligations hereunder in the event that a replacement capital maintenance agreement on terms substantially similar to this Agreement is provided to Company by another party that has a credit rating or financial strength rating from at least two nationally recognized statistical rating organizations that are the equivalent of a rating of “A-” or higher by Standard & Poor’s Corporation (or its successor) (“S&P”); provided, however, that if such party has a credit rating or financial strength rating from only one nationally recognized statistical rating organization, then such replacement capital maintenance agreement may be provided by such party if such rating is the equivalent of a rating of “A” or higher by S&P.

4.       Notices. All notices, requests, consents, approvals, and statements given in connection with this Agreement shall be in writing and, if properly addressed to the recipient, shall be deemed received (a) when delivered personally to the recipient; (b) when sent by electronic mail or electronic facsimile transmission if sent during business hours on a business day in the place of receipt and otherwise at the opening of business on the next business day in the place of receipt; or (c) two (2) business days after they are put in possession of the courier if sent by reputable express courier service. Notices shall be deemed to be properly addressed to a party if addressed to its address, facsimile number, or electronic mail address, as applicable, set forth below.

If to 777:

600 Brickell Avenue
19th Floor
Miami, Florida 33131
Attn:	Josh Wander
Jorge Beruff

If to Company:

2 Corporate Drive
Suite 760
Shelton, Connecticut 06484
Attn:	Robert O’Donnell
Mark Adams

Any party hereto may change its address, facsimile number, or electronic mail address, as applicable, for the purpose of this Section 4 by informing the other party of the new address, facsimile number, or electronic mail address.

5.       Waivers and Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by 777 therefrom shall be effective unless the same shall be in writing and signed by Company; provided, that no amendment or waiver of Sections 1, 3, 5, 6, 7 or 8, nor any amendment or waiver that would affect such sections, shall be effective unless the same shall be in writing and signed by the TDI. No failure on the part of Company to exercise, and no delay by Company in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Company of any right hereunder preclude any other or further exercise thereof or the exercise by Company of any other right.

6.       No Third Party Beneficiaries. Nothing in this Agreement shall in any manner create any obligations or establish any rights against any of the parties to this Agreement in favor of any third parties or any person not expressly party to this Agreement; provided, that the TDI is an express third party beneficiary of this Agreement with the right to enforce the obligations of 777 hereunder as if the TDI is a party hereto.

7.       Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written approval of the other party hereto and the TDI. This Agreement shall be binding upon 777 and its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Company and its successors and permitted assigns. Notwithstanding anything herein to the contrary, 777 may assign this Agreement to any party (with the exception of the Company itself) without the consent of Company or the TDI and shall be released from all obligations hereunder provided that such assignee has a credit rating or financial strength rating from at least two nationally recognized statistical rating organizations that are the equivalent of a rating of “A-” or higher by S&P; provided, however, that if such assignee has a credit rating or financial strength rating from only one nationally recognized statistical rating organization, then such assignment may occur if such rating is the equivalent of a rating of “A” or higher by S&P.

8.          Governing Law. In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts and obligations made in such state and any applicable laws of the United States of America.

9.          Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument.

10.        Interpretation. The headings of the sections and other subdivisions of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

11.        Enforceability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement effective as of the Effective Date.

777 PARTNERS LLC

By:	/s/ Josh Wander
Name: Josh Wander
Title: Co-Managing Partner

MERIT LIFE INSURANCE CO.

By:	/s/ Robert O’Donnell
Name: Robert O’Donnell
Title: President and Chief Executive Officer